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                                                                 EXHIBIT 10.AA.1

                                 AMENDMENT NO. 1

                                       to

         FIXED PRICE ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT


         THIS AMENDMENT is made, entered into and effective as of December 1, 2001 amending the Fixed Price Engineering, Procurement and Construction Agreement (the "Agreement") dated as of June 2, 2000 by and between East Coast Power, L.L.C. ("East Coast Power"), a Delaware limited liability company, and National Energy Production Corporation ("Contractor"), a Delaware corporation, as assigned by East Coast Power to JEDI Linden NB, L.L.C. ("Owner"), a Delaware limited liability company, under the terms of the Assignment and Assumption Agreement dated as of June 2, 2000 by and between East Coast Power, as Assignor, and Owner, as Assignee.

                                    RECITALS

         A. Owner and Contractor executed the Agreement for the engineering and construction of the Facility (as defined in the Agreement) on certain real property in Linden, New Jersey.

         B. Owner and Contractor desire to amend the Agreement.

                                    AGREEMENT

         THEREFORE, in consideration of the covenants and agreements set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

         1. The Agreement is revised as described in Attachment A hereto.

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         2. As of the date hereof, pursuant to Section 7.1 of the Agreement,
Contractor has delivered to Owner a Notice of Mechanical Completion.

         3. As of the date hereof, pursuant to Section 7.5 of the Agreement, Contractor has delivered to Owner a Notice of Substantial Completion.

         4. All other terms and conditions of the Agreement not changed in Attachment A remain in effect as originally executed.

         5. This Amendment shall be effective as of 12:01 AM CST December 1, 2001; provided, however, that if this Amendment is not approved by Lenders (as defined in the Agreement), to the extent such approval is required, prior to December 31, 2001, Owner may declare this Amendment to be null and void ab initio.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first shown above.

                                         OWNER:

                                         JEDI LINDEN NB, L.L.C.


                                         By: /s/ Larry M. Kellerman
                                             Larry M. Kellerman
                                             Vice President
                                             and Senior Managing Director



                                         CONTRACTOR:

                                         National Energy Production Corporation


                                         By: /s/ John H. Gillis
                                             John H. Gillis
                                             President


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                                 AMENDMENT NO. 1


                      FIXED PRICE ENGINEERING, PROCUREMENT
                           AND CONSTRUCTION AGREEMENT

                                  ATTACHMENT A


1. By this Amendment No.1, the definition of "Mechanical Completion" is amended such that the last clause of the first sentence thereof reads "and ensuring that such equipment and related operating systems, except for that certain start up vent silencer exhaust system, are ready for initial operation, adjustment and testing and may be so operated, adjusted and tested without damage thereto or to any other property and without any injury to any person."

2. By this Amendment No. 1, each of Sections 4.5, 6.2, 8.3, 8.4, 8.6, 8.7, 9.18,
10.3, 17.1, Section 1.0 of Exhibit G, Exhibit G-4, and Section 8 of Exhibit N is hereby amended by changing all references therein from "Substantial Completion" to "Final Completion."

3. By this Amendment No. 1, Section 6.3 is hereby amended by changing all references in the heading and the first sentence from "month" to "week" and "monthly" to "weekly."

4. By this Amendment No.1, the language in the first paragraph of Section 6.4. Monthly Payments. as set forth below is deleted in its entirety:

                  On or before the first Business Day of the calendar month following the month in which Owners receives an invoice pursuant to
         Section 6.3, Owner shall pay to Contractor the full amount specified in such invoice less retention provided for in Section 6.2 and less any disputed amount, and except that Owner shall pay to Contractor an amount equal to the GE Turbine Payment, less retention, and an amount equal to the HRSG Payment, less retention, not later than twenty-four
         (24) hours prior to the due date of Contractor's obligation to make each GE Turbine Payment to General Electric Company and not later than twenty-four (24) hours prior to the due date of Contractor's obligation make each HRSG Payment to the HRSG vendor, respectively. All payments made by Owner to Contractor hereunder shall be, for purposes of this Agreement, made by wire transfer of immediately available funds to the account of Contractor designated by written notice to Owner.

And the following language is inserted in its place:

         Section 6.4 Weekly Payments.

                  Owner shall pay Contractor the Contract Price set forth in
         Section 6.1 hereof in accordance with the Payment Schedule subject to Sections 6.2 and 6.3 hereof and the procedure set forth in this Article
         6. The Payment Schedule shall be used as the basis for preparation of progress Invoices, and, except as otherwise set forth herein, shall establish the amount to be paid by Owner to Contractor and Subcontractor on an aggregate basis through each week until Final Completion. Each progress Invoice shall categorize and be supported by Payable Invoices and Direct Cost information related to the Work where
         (a) "Payable Invoices" shall include all invoices for equipment procurement commitments and from Subcontractors for Work performed from and after December 1, 2001 and (b) "Direct Cost" shall include all substantiated cost incurred by the Contractor for direct hire field supervision staff, field craft labor, field general labor, field indirect cost, home office project management staff, home office project engineering staff, home office project procurement staff, general home office project clerical staff and a contribution to home office general administration and overhead, to the extent not covered by the

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         Payable Invoice and Direct Cost. The contribution to home office general administration shall be a fixed sum equal to $5,000 per week. Partial milestone payments shall not be allowed.

                  As of the effective date of Amendment No. 1, Owner and Customer shall have the right to inspect all Contractor project cost records, including but not limited to, all invoices, time records, purchase orders, purchase order payment records, labor payment records, subcontracts and records of payments to Subcontractors.

                  No progress payment nor any partial or entire use of the Work by Owner, shall constitute an acceptance of any Work.

                  Owner shall promptly pay directly to the Subcontractors the Payable Invoices and pay directly to the Contractor the Direct Cost approved by Owner. All Payable Invoice amounts paid to the Subcontractors and all Direct Cost amounts paid to the Contractor shall be credited as Owner payments against the Contract Price. Upon Final Completion, where the total amount paid by Owner to Contractor and Subcontractors does not exceed the Contract Price, Owner shall pay to Contractor the difference between the total amount paid by Owner to Contractor and Subcontractors and the Contract Price. Contractor shall reimburse Owner for any and all Payable Invoice and Direct Cost amounts paid by Owner that, in the aggregate, exceed the Contract Price and any amounts paid by Owner to discharge any legally valid claim or claims which have become or which could become mechanic's and materialmen's liens that have been or could be filed by Subcontractors against the Facility or the real property on which the Facility is situated as a result of Contractor's failure to pay Subcontractors for work completed and invoiced prior to December 1, 2001. Owner reserves the right to pursue any and all remedies available to it at law or in equity to recoup from Contractor such payments made by Owner in excess of the Contract Price and such payments made by Owner to discharge the above described liens.

5. By this Amendment No. 1, the following language in Section 6.6. Payment of Subcontractors. is deleted in its entirety:

                  Contractor shall promptly pay, in accordance with the terms and conditions set forth in the respective Subcontract, each Subcontractor the amount to which said Subcontractor is entitled.

6. By this Amendment No. 1, the following language in Section 7.4 Substantial Completion Criteria. is deleted in its entirety:

                  (iii) the Facility has been demonstrated during a Performance Test to meet the Minimum Performance Guarantees and Contractor has so certified to Owner pursuant to a Performance Test Certificate in accordance with the terms of Section 1.3 of Exhibit G;

                  the Facility has met the requirements of the Steam Purity
                  Test;

                  the Facility has met the requirements of the Reliability Test;

                  completed turnover packages for all plant systems have been delivered to Owner; and

                  all Punch List items, except those identified for completion after Substantial Completion, including those provided pursuant to Section 7.1 to be completed after Substantial Completion, have been completed.

7. By this Amendment No. 1, Section 7.5 is amended such that the second sentence thereof reads "The Notice of Substantial Completion shall include documentation that verifies that Contractor has achieved Substantial Completion."

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8. By this Amendment No. 1, Section 7.6 is deleted in its entirety and the following is substituted therefore:

         Section 7.6 Notice of Final Completion.

                  Following Substantial Completion, Contractor shall perform all remaining Work to achieve Final Completion. On the date that Final Completion of the Work has been achieved, Contractor shall deliver to Owner notice that Final Completion has been achieved as of that date ("Notice of Final Completion"). Contractor shall deliver with the Notice of Final Completion the items listed on Exhibit L. "Final Completion" shall mean that the following shall have occurred:

                  (a) Substantial Completion has been achieved,

                  (b) the Facility has been demonstrated during a Performance Test to meet the Minimum Performance Guarantees and Contractor has so certified to Owner pursuant to a Performance Test Certificate in accordance with the terms of Section 1.3 of Exhibit G;

                  (c) the Facility has met the requirements of the Steam Purity Test;

                  (d) the Facility has met the requirements of the Reliability Test;

                  (e) completed turnover packages for all plant systems have been delivered to Owner; and

                  (f) all Punch List items have been completed.

                  (g) Contractor has achieved the Performance Guarantees - NG or the Minimum Performance Guarantees - NG and no further corrective actions pursuant to Section 8.3 are required,

                  (h) Contractor has achieved the Performance Guarantees - LSFO or the Minimum Performance Guarantees - LSFO and no further corrective actions pursuant to Section 8.3 are required,

                  (i) Contractor has paid to Owner all Electrical Output Liquidated Damages-NG, Electrical Output Liquidated Damages - LSFO, Steam Output Liquidated Damages-NG, Steam Output Liquidated Damages-LSFO, Heat Rate Liquidated Damages-NG and Heat Rate Liquidated Damages-LSFO,

                  (j) Contractor has submitted its final waiver of liens and the waiver of liens from Subcontractors pursuant to Section 6.4,

                  (k) Contractor has completed the Punch List items pursuant to
                  Section 7.1,

                  (l) Contractor has submitted the documentation as set out in Exhibit L which is required to be submitted prior to Final Completion,

                  (m) Contractor has performed all other requirements, which are specifically stated in the Contract Documents to be accomplished prior to Final Completion,

                  (n) Contractor has delivered to Owner all vendor manuals provided by equipment suppliers to the Project, and

                  (o) Contractor has moved start up vent silencer exhaust as required by Owner.

9. By this Amendment No. 1, Section 7.8(c) is hereby amended by adding the following language as the new first sentence before the existing first sentence of the section:

                  Owner shall have unrestricted use, care, custody and control of the Work upon Substantial Completion, subject only to such access as Contractor shall reasonably require to achieve Final Completion.

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10. By this Amendment No. 1, Section 8.5. Failure to Meet Performance Guarantees
and Substantial Completion Prior to the Guaranteed Completion Date. is hereby deleted in its entirety and the following is substituted therefore:

         Section 8.5  Failure to Meet Guarantees.

                  Subject to and except as otherwise provided by the terms of this Agreement, if Contractor fails upon Final Completion to meet the Performance Guarantees, Contractor shall be assessed Liquidated Damages as set forth in Exhibit F. Contractor shall be assessed Delay Liquidated Damages as set forth in Section 1.1 of Exhibit F.

11. By this Amendment No. 1, the first sentence of Section 10.2 shall be revised to read as follows:

                  The warranty set forth in Section 10.1 shall commence upon satisfactory completion by the Contractor of the Performance Test, the Steam Purity Test and the Reliability Test and shall extend to a period of 365 days (the "Warranty Period").

12. By this Amendment No. 1, the following language in Section 17.1 Termination Events. is deleted in its entirety:

                  Owner's right to terminate the Agreement following the occurrence of the events or circumstances described in this Section
         17.1 shall be subject to Owner having first given Contractor thirty
         (30) days' prior written notice of its intention to terminate the Agreement, during which period Contractor shall have failed in the case of paragraph (c), (d), (e) and (f) to remedy or to take all reasonable steps to remedy of the default.

And the following language is inserted in its place:

                  Owner's right to terminate the Agreement following the occurrence of the events or circumstances described in this Section
         17.1 shall be subject to Owner having first given Contractor one (1) day prior written notice of its intention to terminate the Agreement.

13. By this Amendment No. 1, the following language in Section 17.1 Termination Events is deleted in its entirety:

                  (c) fails to achieve Substantial Completion within 90 days after the Guaranteed Completion Date and upon or after the 90th day is not applying all reasonable effort to achieve Substantial Completion, notwithstanding having used all reasonable efforts to achieve Substantial Completion, fails to do so within one (1) year after the Guaranteed Completion Date,

And the following language is inserted in its place:

                  (c) (i) fails to diligently prosecute the Work and/or (ii) fails to achieve Final Completion by April 30, 2002

14. By this Amendment No. 1, the following language in Section 18.2 Substitute Performance. is deleted in its entirety:

                  If Contractor fails to perform any part of the Work in accordance with the Contract Documents, Owner may, without limiting any other remedy of Owner, stop the Work, subject to the Owner having first given the Contractor at least twenty one (21) days prior written notice of its intention to stop the Work (which notice shall describe, with specificity, each item which Owner believes Contractor has failed to perform and provide reference to the applicable provision of this Agreement under which performance is required), and Contractor shall promptly commence action to correct such deficiencies. If Contractor fails to promptly commence action to correct such deficiencies, Owner may make good such deficiencies and a Change Order shall be issued


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         deducting from payments then or thereafter due Contractor the cost of correcting such deficiencies.

And the following language is inserted in its place:

                  If Contractor fails to perform any part of the Work in accordance with the Contract Documents, Owner may, without limiting any other remedy of Owner, stop the Work, subject to the Owner having first given the Contractor at least one (1) day prior written notice of its intention to stop the Work. Owner may make good such deficiencies in Work and a Change Order shall be issued deducting from payments then or thereafter due Contractor the cost of correcting such deficiencies.

15. By this Amendment No. 1, Section 1.1 of Exhibit F, Liquidated Damages is amended such that the first sentence is deleted in its entirety and the following is substituted therefore:

                  Owner may assess and Contractor agrees to pay liquidated damages (the "Delay Liquidated Damages") in an amount equal to $2,196,000 if Contractor fails to cause the Facility to achieve Final Completion by the Guaranteed Completion Date.

16. By this Amendment No., Sections 19.12, 19.13, 19.14, 19.15, 19.16, and 19.17
are, respectively, renumbered as Sections 19.13, 19.14, 19.15, 19.16, 19.17, and 19.18.

17. By this Amendment No. 1, the following language is added as a new Section
19.12 Delay of Claims.:

                  Owner shall not assert any claims arising in connection with or as may be required to discharge mechanic's and materialmen's liens arising in connection with certain amounts due and owing as of the date hereof to Subcontractors for work performed prior to December 1, 2001 and otherwise shall not assert any claims arising under this Agreement against Contractor before the earlier of (i) April 30, 2002 and (ii) the date upon which Contractor shall commence a voluntary proceeding (or an involuntary proceeding shall be commenced against Contractor which remains not stayed or not discharged for more than thirty (30) days after Contractor receives notice of such involuntary proceeding) seeking liquidation, reorganization or other relief with respect to Contractor or its debts under any bankruptcy, insolvency, or other similar laws now or hereinafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Contractor or a substantial part of its property, or if Contractor shall consent to any such relief or to the appointment of or taking possession by any such official in any such proceeding commenced by or against Contractor.


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